UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 6, 2015

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Equity Exchange Agreement

On October 6, 2015, the Company entered into an Equity Exchange Agreement with Michael J. Hanson (“Hanson”), one of the Company’s directors and a large shareholder of the Company, to exchange 382,809 shares of common stock previously issued to Hanson for a five year, fully vested warrant to purchase 756,618 shares of common stock at an exercise price of $1.35 per share (the “Warrant”).

The Company offered and sold the Warrant in reliance on the statutory exemption from registration under Section 4(a)(2) of the Securities Act of 1933. Neither the offer nor the sale of the Warrant was registered under the Securities Act of 1933, and therefore the Warrant may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 are incorporated into this item by reference.

Exhibit	Description

10.1	Equity Exchange Agreement, effective October 6, 2015, by and between the Company and Michael J. Hanson (filed herewith).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC. (Registrant)

By:	/s/ Darin P. McAreavey
Darin P. McAreavey Executive Vice President and Chief Financial Officer

Dated: October 8, 2015

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